UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

VAPOR CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3001 Griffin Road, Dania Beach, Florida		33312
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 766-5351

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VAPOR CORP.

FORM 8-K
CURRENT REPORT

Item 1.01          Entry into a Material Definitive Agreement

On November 14, 2014, Vapor Corp. (the “Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors providing for the sale of $1,250,000 in aggregate principal amount of the Registrant’s Convertible Notes Due November 14, 2015 (the “Notes”). The Notes were issued and sold through an exempt private securities offering to certain accredited investors.  The Notes accrue interest on the outstanding principal at an annual rate of 7%. The principal and accrued interest on the Notes is due and payable on November 14, 2015, the maturity date of the Notes.

The Registrant also issued warrants (the “Warrants”, and collectively with the Purchase Agreement, Notes, and the other documents, agreements and instruments referred to therein, the “Transaction Documents”) to the Note purchasers to acquire an aggregate of 1,136,364 shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”) with an exercise price of $2.00 per share. The material terms of the Transaction Documents are summarized below.

The Securities Purchase Agreement

Under the terms of the Purchase Agreement, in connection with the sale of the Notes and Warrants, the Registrant made certain representations and warranties to the Note purchasers concerning the Registrant and its operations, including but not limited to the following:

■	The Registrant’s subsidiaries;
■	Organization and qualifications to do business;
■	Authorization and enforcement of the Transaction Documents;
■	The absence of conflicts with organizational documents or other material agreements;
■	The valid issuance of securities;
■	The Registrant’s capitalization;
■	Compliance with requirements to file certain reports and other information with the SEC;
■	The absence of (i) certain events that could have a material adverse effect on the Registrant and (ii) material undisclosed liabilities, events or developments;
■	Litigation or similar proceedings to which the Registrant or its affiliates are involved;
■	Labor relations with the Registrant’s employees;
■
The Registrant’s compliance with applicable laws rules and regulations, including but not limited to the Sarbanes-Oxley Act of 2002, the Food, Drug and Cosmetics Act, the Foreign Corrupt Practice Act, Regulation M, the Currency and Transactions Reporting Act or 1970, the Securities Act of 1933, the Securities Exchange Act of 1934, and the Nasdaq Continued Listing Requirements, each as amended;

■	Title to the Registrant’s assets and property; and
■	The Registrant’s intellectual property.

In addition, the Purchase Agreement requires the Registrant to comply with certain covenants and negative covenants, including but not limited to the following:

■
The Registrant must indemnify, defend and hold harmless, the purchasers of the Notes for all losses as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Registrant in the Purchase Agreement or other Transaction Documents and (b) any action instituted against a Note purchaser or any affiliate thereof by any other stockholder of the Registrant with respect to any of the transactions contemplated by the Transaction Documents.

■
The Registrant agreed not to Enter into any “Equity Line of Credit” (as defined in the Purchase Agreement) or issue or agree to issue any Common Stock at a per share price less than the then-in-effect Conversion Price, nor issue nor agree to issue any securities convertible into, or exercisable or exchangeable for, Common Stock with a floating or Variable Priced Equity Linked Instruments (as defined in Section 4.13 of the Purchase Agreement) nor any of the foregoing or equity with price reset rights nor any of the foregoing or equity with price reset rights.

■
The Registrant agreed to make certain payments to holders of the Notes, Warrants and any securities underlying such Notes and Warrants in the event the Registrant fails to satisfy the current information requirements under Rule 144(c) of Regulation D, fails to maintain the listing of its Common Stock on Nasdaq, or fails to timely issue new certificates to such holders representing Common Stock without restrictive legends in the event such legends are no longer required.

■
For a period of one year, the Registrant may not undertake a reverse or forward stock split or reclassification of its Common Stock without 10 days’ prior note to the Note purchasers (except in connection with the listing of the Common Stock on a national securities exchange).

■	The Registrant has agreed to provide “piggy-back” registration rights in respect of the Common Stock underlying the Notes and the Warrants.
■
The Registrant agreed to reimburse the Note purchasers for all costs and expenses, including reasonable attorneys’ fees and travel expenses, if any Note purchasers or any affiliates thereof, are party to any litigation or similar proceeding instituted by a stockholder of the Registrant solely as a result of such purchaser’s acquisition of the Notes and Warrants pursuant to the Purchase Agreement.

The Notes

The Notes accrue interest at a rate of 7% per annum. The principal and accrued interest on the Notes is due and payable on November 14, 2015, the maturity date of the Notes. The Notes are convertible into shares of the Registrant’s Common Stock at any time, in whole or in part, at the option of the holder thereof at a conversion price of $1.10 per share (the “Conversion Price”). The Conversion Price is subject to adjustment upon the occurrence of certain events, including but not limited to stock dividends, stock splits, subsequent rights offerings of the Registrant, pro rata distributions of the Registrants, and in connection with a “Fundamental Transaction” (as such term is defined in the Transaction Documents, which includes, without limitation, mergers, consolidations, a sale of all or substantially all of the assets of the Registrant, transactions effecting a change in control of the Registrant and other similar transactions).

Upon the occurrence of an “Event of Default” or the Registrant’s entry into a Fundamental Transaction or change of control transaction, the outstanding principal amount of the Notes and any amounts owing in respect thereof shall become, at the election of the holders of the Notes, immediately due and payable in cash in the amount of the “Mandatory Default Amount” and interest will accrue on such Mandatory Default Amount thereafter at a rate equal to the lesser of (i) 15% or (ii) the maximum rate permitted under applicable law. The term “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of the Notes divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the volume-weighted-average price (“VWAP”) of the Registrant’s common stock (as determined in accordance with the terms of the Notes) on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 115% of the outstanding principal amount of the Notes and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Notes. The term “Event of Default” means the occurrence of certain events, including but not limited to the following:

■	Any default in payment under the Notes.
■	Failure of the Registrant to comply with or perform any other covenants contained in the Notes.
■	A default or event of default under any of the related Transaction Documents, or any other material agreement of the Registrant or any of its subsidiaries.
■	Any breach by the Registrant of any representation or warranty in the Note or any of the Transaction Documents.
■
The Registrant or any subsidiary commences or becomes subject to a proceeding under any bankruptcy or similar law, makes an assignment for the benefit of creditors or is adjudged insolvent or bankrupt.

■	The Registrant becomes party to any change in control transaction, a Fundamental Transaction or agrees to dispose of all or in excess of 30% of its assets in one or more related transactions.

The terms of the Notes provide that the Registrant may prepay the outstanding principal amount of the Notes, in whole or in part, by paying to the holders thereof an amount in cash equal to 115% of the principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to such holders through the date of such redemption payment.

While the Notes or any portion thereof remains outstanding, the Registrant may not, without the consent of the holders of a majority of the principal amount of the indebtedness under the Notes, engage in certain activities, including but not limited to the following:

■	Incur or guarantee indebtedness for borrowed money.
■	Create or cause to exist liens on any of the Registrant’s property, other than certain permitted liens.
■	Amend its certificate of incorporation or bylaws in a manner adverse to the right of the holders of the Notes.

■	Repay or repurchase shares of the Registrant’s Common Stock or securities convertible into Common stock except as may be permitted under the Notes or the related transaction documents.
■	Redeem, repurchase, repay or make any payments in respect of and indebtedness of the Registrant other than in accordance with the terms of indebtedness held by Entrepreneurial Growth Company, LLC.
■	Pay cash dividends or distributions on any equity securities of the Registrant.
■
Enter into any transaction with any affiliate of the Registrant that would be required to be disclosed in any public filing with the Securities and Exchange Commission unless such transaction is made on an arms-length basis and expressly approved by a majority of the disinterested directors of the Registrant.

The Warrants

In connection with the sale and issuance of the Notes, the Registrant also issued to the Note purchasers, Warrants to acquire an aggregate of 1,136,364 shares of the Registrant’s Common Stock.  The Warrants are exercisable after 180 days from the date of issuance, or May 14, 2015, until the fifth anniversary of such date of issuance at an exercise price of $2.00 per share (subject to certain adjustments upon the occurrence of certain events, including but not limited to stock dividends, stock splits, subsequent rights offerings of the Registrant, pro rata distributions of the Registrants, and in connection with a Fundamental Transactions.

The foregoing summaries of the Purchase Agreement, Notes, and Warrants are not complete and are qualified in their entirety by reference to the full text of each such document, which are filed as Exhibit 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated into and made a part of this Item 1.01 by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 of this Current Report on Form 8-K is incorporated into and made a part of this Item 2.03 by reference.

Item 3.02          Unregistered Sales of Equity Securities

Items 1.01 and 2.03 of this Current Report on Form 8-K are incorporated into and made a part of this Item 3.02 by reference. The Notes and Warrants were issued and sold to certain “accredited investors” (as defined in Rule 501 of Regulation D) in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Upon the closing of the transactions, the Registrant has agreed to pay a commission of $62,500 and 56,819 Warrants to Palladium Capital Advisors, LLC, a registered broker-dealer (“Palladium”), pursuant to the placement agency agreement entered into between the Registrant and Palladium.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits

10.1	Securities Purchase Agreement, by and among the Registrant and the purchasers named therein, dated as of November 14, 2014.
10.2	Form of Convertible Note Due November 14, 2015.
10.3	Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date:	November 14, 2014	By:	/s/ Harlan Press
Harlan Press
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement, by and among the Registrant and the purchasers named therein, dated as of November 14, 2014.
10.2	Form of Convertible Note Due November 14, 2015.
10.3	Form of Common Stock Purchase Warrant.